UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Allient Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ALLIENT INC. 495 Commerce Drive Amherst, New York 14228

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 6, 2026
TIME:	9:00 a.m. Eastern Time
ONLINE:	www.virtualshareholdermeeting.com/ALNT2026

To the Shareholders of Allient Inc.:
You are hereby notified that the 2026 Annual Meeting of Shareholders of Allient Inc. (the “Company”) will be held virtually on Wednesday, May 6, 2026 at 9:00 a.m. (Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/ALNT2026, where you will be able to listen to the meeting live, submit questions and vote online.
At this meeting, the shareholders will be asked to act on the following matters:
1.	To elect six directors of the Company;
2.	To provide an advisory approval of the compensation of our Named Executive Officers;
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year; and
4.	To transact such other business as may properly come before the 2026 Annual Meeting or any adjournment thereof.

Voting can be completed in one of four ways:
Returning the proxy card by mail	Online at www.proxyvote.com
Through the telephone at 1-800-690-6903	Attend the annual meeting at: www.virtualshareholdermeeting.com/ALNT2026

Only shareholders of record at the close of business on March 11, 2026 are entitled to notice of and to vote at the 2026 Annual Meeting and any adjournment thereof.
To attend the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you vote by proxy in advance so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.
If your shares are held in street name and YOU do not vote your shares, your broker or other nominee generally can no longer vote them for you and your shares will remain unvoted. THEREFORE, IT IS VERY IMPORTANT THAT YOU VOTE YOUR SHARES FOR ALL PROPOSALS.
By Order of the Board of Directors

Nicholas Hoffman
Secretary
DATED: March 26, 2026
Important Notice Regarding the Internet Availability of Proxy Materials: This Proxy Statement and the Company’s Annual Report are available on the Internet at https://materials.proxyvote.com/019330.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT
THE 2026 ANNUAL MEETING
Why did I receive this proxy?
The Board of Directors of Allient Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held virtually on Wednesday, May 6, 2026, at 9:00 a.m. (Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/ALNT2026, where you will be able to listen to the meeting live, submit questions and vote online. This proxy statement summarizes the information you need to know to vote by proxy or to virtually attend and vote your shares at the Annual Meeting. You do not need to virtually attend the Annual Meeting in order to vote.
Who is entitled to vote?
All shareholders of record as of the close of business on Wednesday, March 11, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting.
What is the quorum for the Annual Meeting?
A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding on the Record Date. No business may be conducted at the Annual Meeting if a quorum is not present. Broker non-votes (shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote) and abstentions will be counted as shares present in determining whether a quorum is present. As of the Record Date, 17,018,097 shares of Common Stock were issued and outstanding.
How many votes do I have?
Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Equiniti, you are considered the shareholder of record with respect to those shares.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
If I am a shareholder of record of Common Stock, how do I vote?
If you are a shareholder of record, you may vote by mailing a completed proxy card, or you may vote 24 hours a day via the internet or telephone. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope. To vote via the internet or telephone, follow the instructions on the enclosed vote instruction form. Your shares will be voted at the Annual Meeting in the manner you directed. If you vote by proxy and do not provide direction on a proposal, the proxy will be voted with the Board’s recommendations. You may also attend the virtual Annual Meeting and vote your shares during the meeting.
If I am a beneficial owner of shares held in street name, how do I vote?
If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the “shareholder of record”) that must be followed for the shareholder of record to vote your shares per your instructions.
If you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the appointment of Deloitte & Touche LLP (Proposal 3). Please ensure that you complete the voting instruction card sent by your bank or broker.
If your shares are held in street name you also may attend the virtual Annual Meeting and vote your shares during the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Allient Inc. | 2026 Proxy Statement |	1

How can I participate in the virtual Annual Meeting?
You may participate in the virtual Annual Meeting and vote your shares during the meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/ALNT2026 . To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to participate in the Annual Meeting online, we recommend that you vote by proxy in advance as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
If you wish to submit a question during the Annual Meeting, you may log into the virtual meeting platform with your control number at www.virtualshareholdermeeting.com/ALNT2026, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.allient.com/investor-relations/. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
What am I voting on?
You will be voting on the following proposals:
•	Proposal 1: the election of six Directors of the Company;
•	Proposal 2: an advisory vote on the compensation of our Named Executive Officers;
•	Proposal 3: the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.
Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for shareholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Richard S. Warzala and Richard D. Federico with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
How many votes are required to act on the proposals?
The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of shareholders.
Pursuant to our Amended and Restated Articles of Incorporation and Bylaws, directors will be elected by the affirmative vote of the majority of the votes cast with respect to such director’s election.
Approval of Proposals 2 and 3 requires an affirmative vote by a majority of the votes cast on each proposal.
How are votes counted?
For purposes of each proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

2	| Allient Inc. | 2026 Proxy Statement

Can I change my vote after I have voted?
You can revoke your proxy and change your vote at any time prior to the voting thereof at the Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable. You can revoke your vote:
•	By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);
•	By filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date, or
•	By virtually attending the Annual Meeting, withdrawing the proxy and voting during the Annual Meeting.
Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again. If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.
Will anyone contact me regarding this vote?
Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses.
Who has paid for this proxy solicitation?
The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.
How can I obtain a copy of this year’s Annual Report on Form 10-K?
A copy of the Company’s 2025 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2025, accompanies this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) may be obtained free of charge by writing to Allient Inc., 495 Commerce Drive, Amherst, New York 14228, Attention: Secretary or by accessing the “Investors/SEC Filings” section of the Company’s website at www.allient.com. In addition, the Proxy Statement and Annual Report are available on the internet at https://materials.proxyvote.com/019330.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and vote ALL proxy cards to ensure that all your shares are voted.
When was this proxy statement mailed?
This proxy statement, the enclosed proxy card and the Annual Report were mailed to shareholders beginning on or about March 27, 2026.
Can I find additional information on the Company’s website?
Yes. Our website is located at www.allient.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of ethics, corporate governance principles, charters of board committees and reports that we file with the SEC. A copy of our code of ethics and business conduct policy, corporate governance principles and each of the charters of our board committees may be obtained free of charge by writing to Allient Inc., 495 Commerce Drive, Amherst, New York 14228, Attention: Secretary.

Allient Inc. | 2026 Proxy Statement |	3

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Qualifications and Biographical Information
The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Governance and Nominating Committee to conclude that the person should serve as a member of our Board of Directors.

Robert B. Engel Age: 72 Director Since: 2019
Mr. Engel serves as Chief Executive Officer and Managing Director of BLT Advisory Services, LLC, a boutique advisory firm he formed in 2017 which provides guidance for business transformation, mergers and acquisitions, brand building and governance, as well as leadership development. Prior to BLT Advisory Services, Mr. Engel was in the banking industry for more than 30 years, including 17 years at CoBank, ACB in Denver, Colorado, serving first as President and Chief Operating Officer and subsequently being named President and Chief Executive Officer, responsible for leading the bank’s domestic and global businesses. Prior to this, Mr. Engel was with HSBC Bank USA in Buffalo, New York for 14 years, where he served in positions of increasing responsibility, ultimately becoming the Chief Banking Officer. Prior to moving to the banking industry, Mr. Engel began his public accounting career with Deloitte & Touche, and then KPMG, rising to the position of Senior Audit Manager.

Mr. Engel is currently the Chairman of the Board at Alaska Power & Telephone (APTL), where he serves on the Governance and Nominating Committee and Compensation Committee, and Sealink Networks, Inc. where he serves as Chairman of the Board of Directors. Mr. Engel is a recipient of the Ellis Island Medal of Honor. His experience in board and executive leadership, strategic planning, capital markets, risk management, international operations, mergers and acquisitions, and corporate governance matters gives him strong insight into the issues facing our company’s businesses and markets.

Richard D. Federico Age: 71 Director Since: 2012
Mr. Federico has over forty-six years of operational, strategy and investment experience and has served as Lead Director for the past nine years. Since March 2016 Mr. Federico has been the Chairman and CEO of MicroSonic Solutions LLC, a science and technology company. In addition, from November 2012 he has been the Founder and Chairman at Cetan Partners, an investment and advisory firm. From June 2014 to April 2016 he was a Partner and later a Senior Advisor at TZP Group, a leading mid-market private equity firm, where he led the growth advisory practice. He spent the prior ten years as a Senior Advisor and Managing Director in private equity with Sterling Partners, where he served as an investment partner and additionally worked with Sterling’s portfolio investments to build, capture and maximize best-in-class practices across the firm and instituted effective governance at the portfolio level. His background also includes senior management positions with companies including Thermo Fisher, The Millard Fillmore Health System, The Science Kit Group and KPMG. He currently is and has been involved with numerous private and non-profit boards. His risk management, operational, financial, technology, cyber security, environmental security and investment experience, knowledge of capital markets and experience on other public and private company boards prepare him to give the Board his views on strategic, operational, financial, advanced technology and environmental related matters.

4	| Allient Inc. | 2026 Proxy Statement

Corporate Governance and Board Matters

Steven C. Finch Age: 68 Director Since: 2021
Mr. Finch retired as President of Manufacturing and Community Engagement at Viridi Parente, Inc., a developer and manufacturer of environmentally conscious energy usage and storage products, including battery powered energy delivery systems for heavy equipment, and energy storage and power management systems. He is the former Plant Manager of the General Motors (“GM”) Tonawanda Engine Plant, one of Western New York’s largest manufacturers with approximately 1,600 employees. Mr. Finch began his 41-year career with GM in 1976 and he held several assignments with increasing responsibility at various GM facilities outside Buffalo before becoming Tonawanda Engine Plant Manager in 2007. He was a previous board member and Senior Vice President of the Automobile Association of America Western and Central New York. He is currently an independent director at National Fuel Gas Company, where he serves on the Audit Committee and Nominating/Corporate Governance Committee. Through his extensive career, Mr. Finch developed expansive and diverse experience in manufacturing and customer relations, as well as in capital and labor management. His experience in senior level oversight during periods of significant industry challenge and disruption provides an important perspective on organizational transformation and the management of regulatory and economic change.

Nicole R. Tzetzo Age: 52 Director Since: 2021
Ms. Tzetzo serves as Chief Financial Officer of Tzetzo Companies LLC, a residential and commercial real estate company with primary focus in senior care facilities. From 2016 to 2018 she served as the first Vice President of Finance and Administration at the Ralph C. Wilson, Jr. Foundation, a billion-dollar foundation, where she was responsible for all of the Foundation’s legal and financial operations. Ms. Tzetzo’s career as a tax attorney included partner roles at Hodgson Russ, LLP (2019 to March 2021) and Jaeckle Fleischmann & Mugel, LLP (2006 to 2016), where she represented numerous for-profit and not-for-profit clients on general tax and business matters. She currently is and has been involved with numerous private and non-profit boards. Ms. Tzetzo has served in management and leadership roles throughout her legal career. Her significant business and legal experience make her highly qualified to serve as a director.

Allient Inc. | 2026 Proxy Statement |	5

Corporate Governance and Board Matters

Richard S. Warzala Age: 72 Director Since: 2006
Mr. Warzala has a strong management and technical background in the motion control industry and has served as Chairman of the Board since February 2014. Mr. Warzala joined Allient as President and Chief Operating Officer in May 2002 and was appointed President and Chief Executive Officer in May 2009. Prior to joining Allient, Mr. Warzala was President of the Motion Components Group of Danaher Corporation and held various positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. Pursuant to his employment agreement, as long as Mr. Warzala is Chief Executive Officer and is willing to serve, the Board of Directors will nominate him for election to the Board. His leadership experience and Company and industry knowledge, with 40 years of motion experience, provides valuable insight to the Board of Directors in formulating and executing the Company’s strategy. Mr. Warzala has been on the Board of Directors of AstroNova, Inc. since December 2017 where he serves as the Lead Director and Chair of the Compensation Committee.

Michael R. Winter Age: 72 Director Since: 2014
Mr. Winter is a former partner in the Buffalo, New York office of PricewaterhouseCoopers LLP (“PwC”), serving in that role from 1987 until his retirement in June 2014. During his tenure, Mr. Winter was responsible for leading the delivery of assurance services to public entities with experience serving many sectors including Consumer and Industrial Products Manufacturing, Energy and Healthcare. Since 2010 Mr. Winter was also a member of the PwC National Office based in New Jersey, which serves as support for all PwC U.S. practice offices. Mr. Winter served on the Board of Directors of Gas Natural, Inc. (EGAS) from October 2014 through its sale in August 2017. In 2023, Mr. Winter was appointed to the Catholic Health System (CHS) Board of Directors. CHS is a regional provider of healthcare services in Western New York. Mr. Winter serves on the Audit Committee and the Strategic Planning Committee. Mr. Winter’s accounting and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, makes him highly qualified to serve as a director.

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Corporate Governance and Board Matters
Independent Directors
Under the corporate governance standards of the Nasdaq Global Market, at least a majority of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Human Capital and Compensation Committee and Governance and Nominating Committee, must meet the test of “independence” as defined by Nasdaq. The Nasdaq standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company. The Board of Directors has determined that each director nominee, other than Mr. R. Warzala, satisfies the bright-line criteria and that no other director or nominee has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of our Board.
Board Leadership Structure
Richard S. Warzala serves as the Company’s Chairman of the Board and also serves as President and Chief Executive Officer of the Company. The Company believes that having Mr. R. Warzala serve as both an executive officer and as Chairman demonstrates to the Company’s employees and other stakeholders that the Board of Directors is under strong leadership, with a single person setting the tone and having primary responsibility for leading the Board of Directors. The Company believes this unity of leadership eliminates the potential for confusion or duplication of efforts and provides clear leadership for the Company. In addition, the Board of Directors recognizes that, given Mr. R. Warzala’s familiarity with the Company and his long-standing experience with the Company, it is valuable to have him lead board discussions.
To provide for additional independent leadership expertise and oversight, the Board of Directors has designated Richard D. Federico, as Lead Director. The Lead Director is an independent director chosen by the Board. Under our Corporate Governance Principles, the Lead Director’s responsibilities include: providing leadership to ensure that the Board functions independently of management and the non-independent directors, presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors with respect to Board agenda items, the information provided to the independent directors, the resources available to Board members and similar matters; convening meetings of the independent directors; and consulting with the Chairman on matters relating to Board of Director performance and corporate governance.
Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at Board and Committee levels. Five of the six director nominees are considered independent under the corporate governance standards of the Nasdaq Global Market. All of our Directors are encouraged to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only independent Directors, led by the Lead Director, in order to promote discussion among the independent directors and assure independent oversight of management. Moreover, our Audit Committee, Human Capital and Compensation Committee and Governance and Nominating Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.
The Company believes its leadership structure is the most effective leadership structure for the Board of Directors at this time. However, the Board of Directors recognizes that no single leadership model is appropriate for a board at all times. Accordingly, the Board of Directors may in the future consider a different leadership structure, including a structure providing for a Chairman of the Board who is not an executive officer of the Company.
Shareholder Communication with the Board
We provide an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allient Inc.,
495 Commerce Drive, Amherst, New York 14228. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Lead Director.
Committees and Meeting Data
The Board of Directors has a standing Audit Committee, Human Capital and Compensation Committee and Governance and Nominating Committee. Each member of each of these committees is “independent” as that term is defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.allient.com.
The Audit Committee of our Board of Directors oversees the Company’s financial reporting on behalf of the Board and is responsible for the appointment, replacement, compensation and oversight of the work of the Company’s independent auditors. The Audit Committee also reviews the Company’s annual and quarterly reports filed with the SEC. The Audit Committee held seven meetings during 2025 and consisted of
Messrs. Winter (Chair), Engel, and Finch. Each member of the Audit Committee meets the current independence and experience requirements of Nasdaq and the SEC. Messrs. Winter and Engel have each been designated as an “Audit Committee financial expert” in accordance with the SEC rules and regulations and each qualify as a financially sophisticated audit committee member under the Nasdaq listing standards. See “Report of the Audit Committee” below. Additionally, although not currently a member of the Audit Committee, Mr. Federico has also been determined to have the requisite attributes to qualify as an “Audit Committee financial expert” in accordance with the SEC rules and regulations.

Allient Inc. | 2026 Proxy Statement |	7

Corporate Governance and Board Matters
The Human Capital and Compensation Committee of our Board of Directors has the principal responsibility to oversee the compensation of the Company’s management employees including its executive officers, and to make recommendations to the Board concerning the compensation of the Board of Directors. The Human Capital and Compensation Committee also reviews and approves all awards granted under the Company’s stock incentive plan and performs other functions regarding compensation as the Board may delegate. In addition, the Human Capital and Compensation Committee (i) reviews and oversees the Company’s human capital management strategies, policies and programs, including initiatives to enhance the engagement, diversity, skills, bench strength and recognition of the Company’s human capital, (ii) monitors and receives reports from management on no less than a semi-annual basis on the progress of the Company’s strategies, efforts and initiatives to promote anti-discrimination and an environment that is free from prejudice and retribution, and (iii) reviews and assists the Board in developing succession plans for the CEO and other executive officers. The Human Capital and Compensation Committee met five times during 2025 and consisted of Messrs. Federico (Chair), Engel, and Finch and Ms. Tzetzo.
The Governance and Nominating Committee of our Board of Directors (i) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors and (ii) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board and each Committee of the Board. In addition, the Governance and Nominating Committee assists the Board in its oversight of the Company’s processes for management and communication of key risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks. The Governance and Nominating Committee also oversees the Company’s (i) strategies, activities and policies regarding sustainability and other environmental, social and governance related matters and (ii) legal and regulatory compliance and its policies, procedures and programs designated to promote and monitor legal and regulatory compliance. The Governance and Nominating Committee has primary responsibility to oversee compliance with the Company’s Code of Ethics and Business Conduct and assists the Board in reviewing related person transactions. The committee met four times during 2025 and consisted of Ms. Tzetzo (Chair), and Messrs. Federico and Winter.
Risk Oversight
The Board of Directors believes that the control and management of risk are primarily responsibilities of senior management of the Company. The entire Board of Directors is responsible for oversight of this senior management function. In certain instances, the Board of Directors has delegated oversight of specific risk categories to individual Board Committees. The Audit Committee is responsible for the oversight of risks arising out of financial, capital markets, and technology related activities. The Human Capital and Compensation Committee annually reviews the Company’s compensation arrangements to confirm that compensation plans, especially incentive pay arrangements, do not encourage or create opportunities for unnecessary risk-taking. The Human Capital and Compensation Committee also has oversight on broader human capital activities such as succession planning, employee retention, and anti-discrimination. The Governance and Nominating Committee is tasked with the oversight of the Company’s regulatory and shareholder activities, including policies regarding sustainability and other environmental, social and governance related matters. The Governance and Nominating Committee also assists the Board in its oversight of the Company’s process for management and communication of key risks facing the Company, as well as the guidelines, policies and processes for monitoring and mitigating such risks. Each Committee reports to the entire Board at every regular board meeting on its activities. The full board has risk oversight responsibility for broader strategic activities such as company culture, growth initiatives, supplier and customer relationships, and new product development.
In connection with the oversight of risk management, the Board and its Committees regularly receive presentations and information from senior management of the Company with respect to the Company’s risk appetite and risk categories, including risk identification, risk assessment, direction of risk and risk mitigation strategies. The Board also is regularly updated on the Company’s strategy and strategic goals, which includes management’s analysis of the key risk categories that management analyzed in connection with the strategic planning and plan update processes. The Board and its Committees regularly communicate with or are provided with reports regarding risks from the Company’s independent accountants, compensation consultants, outside and internal counsel and other professional advisers. The Board and its Committees are continually evaluating the significant risks faced by the Company and the appropriate Committee or Board to oversee the Company’s strategies for the identification, measurement and mitigation of such risks. In addition to the matters listed in the description of each Committee included above, the risks that are monitored by the Board or a Committee on a regular basis include but are not limited to:
•
Strategic risks, such as customer and market concentration, acquisition growth, organic growth, geographic strategy, new product development related matters, and technology development and obsolescence;

•	Technology risks such as cybersecurity and information technology systems;
•	Financial risks such as accounting, finance, capital markets, foreign exchange and related risks;
•	Regulatory and legal risks; and
•	Human capital risks such as strategic and emergency succession planning, talent development, and anti-discrimination.
Sustainability Matters
The Company’s Governance and Nominating Committee and its Human Capital and Compensation Committee oversee the Company’s sustainability activities. The Governance and Nominating Committee oversees sustainability matters generally, while the Human Capital and Compensation Committee oversees sustainability matters relating to human capital and anti-discrimination. The Company has always

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Corporate Governance and Board Matters
been committed to responsible and sustainable business practices that considered the best interest of our customers, employees, suppliers, communities, and other stakeholders.
The Company is committed to responsible and sustainable business practices that consider the best interests of our customers, employees, suppliers, communities, and other stakeholders. As a global company, our stakeholders and business locations are diverse. The Company fully understands the expectations associated with this diversity and policies are in place to provide the fundamental practices for our daily operation and other responsibilities of all the Company’s employees.
The Company published its annual Sustainability Report in February 2026. The report is available at https://allient.com/sustainability/. The Company has a Corporate Environmental, Health & Social Responsibility Policy that is predicated upon creating value for our customers through the development and application of “Connect What Matters” within a framework that recognizes and encourages us to create value and address the impact of all we do on a much broader group of stakeholders. This policy, along with other information regarding the Company’s Environmental, Health and Social responsibility disclosures is located on the Company’s website at https://allient.com/social-responsibility/. The Company creates value for its constituencies as follows:
•
To Shareholders, by increasing our core value in a lawful manner and our commitment to compliance that is socially and environmentally responsible and sustainable. The Company’s published Code of Ethics and Business Conduct reflects our commitment to honest, ethical, and fair conduct.

•
To Customers, by our focus on winning and retaining customers who adhere to business principles that are consistent with our own, by developing and providing products and services that offer value while ensuring consideration of safety and environmental impacts.

•
To Employees, by promoting their involvement, development, and participation at all levels, stimulating creativity, innovation, and teamwork, and demonstrating continual improvement for a safe and environmentally friendly workplace. As reflected in our Code of Ethics and Business Conduct, we are committed to respecting the human rights of all employees, whether directly employed or subcontracted. We provide and maintain safe conditions of work, with competitive terms and conditions of employment. We comply with applicable discrimination laws by selecting, developing, and retaining employees on the basis of ability and qualifications for the work to be performed, without any form of discrimination or prejudice under any circumstances. We insist that sexual harassment, rage, violence, or any other inappropriate conduct that creates an intimidating, threatening or otherwise offensive environment does not take place under any circumstances in our workplaces. We encourage the involvement of employees in the planning and direction of their work and provide the appropriate training for success in fulfilling their job responsibilities.

•
To Suppliers and Business Partners, by working pro-actively for the development of long-term partnerships based upon integrity and co-operation, striving for improved and environmentally responsible equipment, materials, and services. We have a published Supplier Quality Manual that requires that suppliers and business partners follow the same environmental, health and social responsibility policies that the Company adheres to.

•
To the Community, by reducing the environmental impact of our activities, products, and services through prevention of pollution, and the promotion of the safety and health of our employees and the public. We give proper regard to the health, safety, and environment of the local communities in which we operate, and are sensitive to and supportive of local cultural, social, educational and economic needs.

The following are examples of things that the Company does in the conduct of its business that further its Environmental, Health & Social Responsibility Policy:
Environmental – The Company is committed to minimizing the impact of its activities on the environment. The Company believes it meets or exceeds all governmental environmental regulations in all jurisdictions in which it operates. Many of the Company’s significant manufacturing facilities have ISO 14001 certifications. The Company continues to assess its Environmental Management System to evaluate its risks and impact on various climate related areas such as carbon emissions, energy consumption, water usage, and biodiversity. This assessment includes the policies and practices of our value chain including suppliers and vendors. We continue to monitor relevant guidance on the measurement and disclosure of environmental impacts, including those from the Securities and Exchange Commission.
Employee Health and Safety – The Company strives to continuously improve employee health and safety through consistent measurement and reporting on progress and leading indicators. It has programs that emphasize that each employee in the organization is responsible for safety in the workplace. The Company provides a comprehensive safety program that focuses on a zero-incident mindset by providing ongoing training opportunities and review of safety activities and initiatives. This clearly visible effort encourages employee engagement and active management and leadership involvement. We are committed to meeting the highest standards associated with providing a safe and healthy environment for our workforce and have adopted an Occupational Safety and Health Management system to improve our ability to continuously identify hazards and control risks in our workplace and have adopted certifications to OHSAS 18001 and ISO 45001 in many of our facilities around the globe.
Human Capital Management – The Company believes that our workforce is one of our greatest assets, and it has a proactive human capital management and talent development program. The Human Capital and Compensation Committee is responsible for oversight of the Company’s human capital management and talent development programs.

Allient Inc. | 2026 Proxy Statement |	9

Corporate Governance and Board Matters
•
Attraction: The Company competes within each world-wide market for a finite number of skilled and talented workers. The Company strives to leverage our broad resources to deliver an outstanding career experience to our employees.

•	Engagement: The Company strives to provide engaging and meaningful career opportunities for its employees, so they can thrive and be satisfied in our technology and innovation-based culture.
•	Development: The Company strengthens its employees’ skills and experiences through diverse career development and learning opportunities, both internal and external.
•
Retention: The Company supports a workplace that provides an environment of trust, personal and professional development and work-life balance, all of which the Company believes is vital to its successful retention of engaged, top-notch talent.

Anti-Discrimination – The Company is committed to applying fair labor practices while respecting the national and local laws of the countries and communities where we have operations. The Company is also committed to providing equal opportunity in all aspects of employment. The Company does not engage in or tolerate unlawful conduct, including discrimination, intimidation, or harassment. The Company strives to establish relationships with key organizations and associations that foster anti-discriminatory initiatives in the communities where it is located. The Company is committed to identifying a talented and innovative workforce through a culture that promotes fair treatment and anti-discriminatory values. The Human Capital and Compensation Committee is responsible for setting the tone at the top and the oversight of the Company’s anti-discrimination initiatives.
Ethical Business Practices – The Company is dedicated to conducting its business with integrity and responsibility. The Company promotes honest and ethical conduct, and the Company’s Code of Ethics and Business Conduct applies to all employees, directors, and officers. The Company does not tolerate human rights abuses, human trafficking, slavery, or the use of child labor and will not engage or be complicit in any activity that solicits or encourages any human rights abuse.
Nominating Procedures
The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Governance and Nominating Committee decides not to nominate a member for re-election, the Governance and Nominating Committee first considers the appropriateness of the size of the board. If the Governance and Nominating Committee determines the board seat should be retained and a vacancy exists, the Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee, including the composition and diversity of the Board. Skills and characteristics that are considered include judgment, accountability, integrity, reputation, relevant experience, including leadership roles and experience working in a collaborative environment, technical skills, financial literacy, mature confidence and emotional maturity, high performance standards, availability, other board appointments and outside commitments, industry knowledge, networking/contacts, and degree of independence from management.
Our Corporate Governance Principles provide that directors may not be nominated to a new term if they will be age 75 or over at the expiration of his or her current term, unless the Board waives the mandatory retirement age for a specific director.
While we do not have a formal policy or guidelines regarding diversity of membership of our Board of Directors, our Corporate Governance Principles recognize the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge, backgrounds and diversity of opinion, however, our Board has not attempted to define “diversity,” or otherwise specifically require that the composition of our Board include individuals from any particular background or who possess specific attributes. Notwithstanding, the Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or specific guidelines regarding board diversity or define diversity as it relates to the composition of our Board of Directors.
The Board of Directors will consider nominees recommended by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company’s Secretary within the time periods set forth under “Shareholder Proposals for the 2027 Annual Meeting.”
Board Attendance at Meetings
The Board of Directors held four meetings in 2025. Our Independent Directors meet in executive session without management directors or management present. These sessions generally take place prior to and/or following regularly scheduled board meetings. The directors met in such sessions four times during 2025. Our Corporate Governance Principles provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. During 2025, each director attended more than 75 percent of the number of meetings of the Board of Directors and the standing committees of the Board of Directors of which such director was a member. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2025, the Annual Meeting of Shareholders was attended by all of the directors then in office.

10	| Allient Inc. | 2026 Proxy Statement

Corporate Governance and Board Matters
Compensation Committee Interlocks and Insider Participation
As noted above, the Human Capital and Compensation Committee is comprised of four independent Directors: Messrs. Engel, Federico and Finch and Ms. Tzetzo. No member of the Human Capital and Compensation Committee is or was formerly an officer or an employee of the Company or had any other relationships with us requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.
Ownership Guidelines for Directors and Officers
In order to enhance the alignment of the interests of the directors and management with shareholders, the Company has instituted ownership guidelines for directors and certain officers. Each director who has served for at least five years should own shares of Common Stock with a market value of a minimum of three times the annual cash and stock retainer fee payable to a director. Within five years of their election, Section 16 officers of the Company are required to own shares of Common Stock having a market value equal to or greater than the following multiples of their base salary: (1) President and Chief Executive Officer: five times annual base salary; (2) Chief Financial Officer and Group Presidents: three times annual base salary; and (3) all other Section 16 officers: one times annual base salary. Each of these requirements has been met.

Allient Inc. | 2026 Proxy Statement |	11

PROPOSALS TO BE VOTED ON
Proposal 1 – Election of Directors

Our Articles of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.
Our Board of Directors currently has six members: Robert B. Engel, Richard D. Federico, Steven C. Finch, Nicole R. Tzetzo, Richard S. Warzala and Michael R. Winter. All incumbent directors are standing for re-election. All six positions on the Board are to be filled by vote of the shareholders at the Annual Meeting. The affirmative vote of a majority of the votes cast by the shareholders at the Annual Meeting is required for the election of directors. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the six nominees named above, each of whom was nominated by the Board based on the recommendation of our Governance and Nominating Committee. All nominees have agreed to serve if elected.
If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
Information regarding the director nominees can be found under “Corporate Governance and Board Matters – Director Qualifications and Biographical Information.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
Proposal 2 – Advisory Vote on Executive Compensation

Shareholders are being asked to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our Named Executive Officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our shorter and longer-term financial and strategic goals and for driving corporate performance. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our shareholders.
You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.
Our Board of Directors is asking shareholders to vote on the following resolution at the Meeting:
RESOLVED, that Allient Inc.’s shareholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.
This vote on the Named Executive Officer compensation is advisory, and therefore will not be binding on the Company and will not affect any existing compensation or award programs. However, we value the opinions expressed by our shareholders and the Board of Directors and the Human Capital and Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED “FOR” THE APPROVAL.

12	| Allient Inc. | 2026 Proxy Statement

Proposals to be Voted On
Proposal 3 – Advisory Vote on the Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP has served as the independent registered public accounting firm for the Company since August 2018. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.
At the Annual Meeting, the shareholders will be asked to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.
The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for 2026.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED “FOR” THE RATIFICATION.

Allient Inc. | 2026 Proxy Statement |	13

EXECUTIVE OFFICERS

The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each executive officer. There are no family relationships between any of our directors or executive officers except that Mr. Stephen R. Warzala is the adult son of Mr. Richard S. Warzala.
Richard S. Warzala, age 72 – Mr. Warzala has served as a director of the Company since August 2006 and as Chairman of the Board since February 2014. Mr. Warzala joined Allient as President and Chief Operating Officer in May 2002 and was appointed President and Chief Executive Officer in May 2009. Prior to joining Allient, Mr. Warzala was President of the Motion Components Group of Danaher Corporation and held various positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. Mr. Warzala currently serves as Lead Director and Chair of the Compensation Committee for AstroNova, Inc.
James A. Michaud, age 61 – Mr. Michaud was named Senior Vice President and Chief Financial Officer of the Company in May 2024. Prior to joining Allient, he served as Chief Financial Officer and a senior corporate leader at several large public and private companies. He joined Allient from Elior North America, a subsidiary of Elior Group SA, a global contract food and support services company, where he served as Senior Vice President of Finance and Chief Financial Officer of Business Dining and Events since 2020. Prior to that, he was Vice President of Global Business Services and Chief Accounting Officer for Delaware North, a global privately held hospitality company. He also held senior finance roles at Armored Autogroup, Inc., Warnaco Group, Inc., and Honeywell International, Inc. He began his career in public accounting including the role of Senior Manager with Ernst & Young, LLP. Mr. Michaud is a Certified Public Accountant and earned his Bachelors of Science degree in Accountancy at Bentley University.
Ashish R. Bendre, age 57 – Mr. Bendre was named Vice President & President of Allient Orion Group in July 2020. He has led the Allient TCI technology unit since its acquisition by the Company in 2018. Mr. Bendre joined TCI LLC, a privately owned manufacturer of power quality solutions as Vice President of Engineering in 2011. He was promoted to President & Chief Operating Officer in 2014 and President & Chief Executive Officer in 2015. Prior to Allient/TCI, Mr. Bendre served as the Director of Technology for DRS Power & Control Technologies, a division of Leonardo DRS focused on naval power conversion. He has a Ph.D. in
Electrical Engineering from the University of Wisconsin, Madison and an MBA in Finance from the University of Chicago – Booth School of Business.
Helmut D. Pirthauer, age 56 – Mr. Pirthauer was named Vice President & President of Allient Dynamos Group in July 2020. He joined Allient as Chief Executive Officer of the Heidrive Group after its acquisition by the Company in January 2016.
Mr. Pirthauer progressed to the position of Chief Executive Officer of Heidrive GmbH in January 2013. Previously he held several positions in Heidrive GmbH including the position as Director of Sales and Technical Development since 2007 and Leader of the Sales Department since 2003. Prior to joining Heidrive GmbH, Mr. Pirthauer was the group leader of customer applications in the Heidolph GmbH & Co KG. Prior to that Mr. Pirthauer founded his own engineering consulting company IHP in August 1996 and served for the Heidolph GmbH & Co. KG since January 1997 as a consultant.
Stephen R. Warzala, age 43 – Mr. Warzala was named Corporate Vice President and President of the Allient Defense Business Unit in December 2024. He also holds the position of Chief Growth Officer and has led the Company’s AI Taskforce since February 2023. In 2019, Mr. Warzala was named Director of Business Development to oversee and lead the acquisition strategy for Allient and was also appointed as the Corporate Director of Marketing to ensure acquisitions were effectively integrated within Allient. He began his career with the Company as a Marketing intern in 2010 and moved to a Regional Sales Manager role in 2011. His extensive experience in marketing and regional sales management roles has been instrumental in driving growth and market expansion. Since 2020, Mr. Warzala has led Allient in Community Development efforts, and, in 2022 was appointed as an Executive Board Member of the Greater Buffalo Adaptive Sports Foundation. He holds dual Bachelor of Science degrees in Business Management & Marketing and Broadcast Communications from Mercyhurst University.
Kenneth A. May, age 62 – Mr. May was named Vice President and Chief Technology Officer in August 2022. Prior to that he served as Director of Research & Development and Global Electronics, a position he held since January 2019. Prior to joining Allient, he spent over twenty years at Moog Inc. and eleven years, collectively, at Borg Warner and Zexel Corporations, serving in various capacities of systems engineering, project engineering, product line engineering management and functional management for actuation and electronics design. Mr. May holds a Master’s degree in Electrical Engineering and a Graduate Certificate in Systems Engineering from the Rochester Institute of Technology (RIT).

14	| Allient Inc. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”)) listed below. This CD&A also describes the process our Human Capital and Compensation Committee (the
“Compensation Committee”) undertakes for making pay decisions, as well as its rationale for specific decisions related to the year ended December 31, 2025. For fiscal year 2025, our named Executive Officers were:

Name	Position
Richard S. Warzala	President, Chief Executive Officer and Chairman of the Board of Directors
James A. Michaud	Senior Vice President and Chief Financial Officer
Ashish A. Bendre	Vice President & President of Allient Orion Group
Helmut Pirthauer	Vice President & President of Allient Dynamos Group
Stephen R. Warzala	Vice President, President of the Allient Defense Business Unit and Chief Growth Officer
Compensation Philosophy and Objectives
The primary goals of the Company’s compensation philosophy for Named Executive Officers is as follows:
•
To provide total compensation opportunities for Named Executive Officers which are sufficient to attract and retain individuals whose talents and abilities allow the Company to accomplish its strategies within the Company’s risk parameters.

•
To align the interests of the Named Executive Officers with shareholders using incentive compensation directly related to corporate performance and using stock-based incentives that result in increased Company stock ownership by management.

The Compensation Committee seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary, perquisites and other benefits, but that is weighted more towards variable at-risk pay elements using our annual cash incentive and short- and long-term equity-based compensation. We foster a culture where our Named Executive Officers may increase their compensation by performance that creates meaningful value for our shareholders. Each element of our compensation program is discussed in more detail below.
The Compensation Committee and the Board maintain governance practices and oversight of our executive compensation philosophy. The following governance practices were in place during 2025, and these practices, among other elements of our compensation program, aid in mitigating risk associated with our compensation program.

What We Do		What We Don’t Do

Pay for performance. As demonstrated in the Elements of Executive Compensation, a significant portion of executive pay is not guaranteed, but rather at risk and tied to key financial metrics that measure our performance and are disclosed to our shareholders.

No significant perquisites. The benefits our Named Executive Officers receive in the form of health insurance, life insurance, and Company matching contributions to the 401(k) Plan are the same benefits generally available to all our employees. The CEO also receives a supplemental life insurance benefit, a physical exam and use of a Company automobile. All other Named Executive Officers receive a physical exam and an automotive allowance.

Target the following market positions for Named Executive Officers:
No hedging, pledging, or short sales transactions permitted. The Company’s Insider Trading Policy prohibits Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.

Base Salary	- At Market
Annual Incentive	- At Market for the achievement of target
Equity Program	- Slightly Above Market when performance is achieved

Allient Inc. | 2026 Proxy Statement |	15

Compensation of Named Executive Officers

What We Do	What We Don’t Do

Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of the Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of creating long-term value. The Compensation Committee annually reviews our compensation arrangements, especially the incentive compensation arrangements, to confirm that such arrangements do not encourage undue risk taking.
No excessive Severance Benefits.

Balance of short-term and long-term incentives. Our incentive programs provide an appropriate balance of annual and long-term incentives.	No use of non-performance based pay other than base salary and limited perquisites and other benefits.

Stock Ownership Guidelines. The Company has stock ownership guidelines for Named Executive Officers. The President and CEO must have ownership of at least five times base salary, and the CFO and Group Presidents at least three times base salary. Each subject individual must meet or exceed his or her requisite threshold immediately prior to any disposition of shares obtained through an equity grant, other than shares used to pay applicable withholding taxes.

Include recoupment and other forfeiture provisions in our annual incentive programs and equity-award provisions. Our annual incentive program and equity-based compensation agreements contain certain recoupment, non-compete, and other forfeiture provisions that will allow the Company to cancel all or any outstanding portion of equity awards and recover the payouts under the annual incentive program, gross value of any vested restricted shares, or profits from exercises of options.

Utilize an independent compensation consulting firm. The Compensation Committee benefits from its use of an independent compensation consulting firm, which provides minimal other services to the Company.

16	| Allient Inc. | 2026 Proxy Statement

Compensation of Named Executive Officers
Compensation Program and Design
We use a combination of compensation elements, including base salary, the annual incentive program and an equity program. Each element and the related compensation decisions and results for fiscal 2025 are summarized below and detailed summaries follow in the CD&A.

Compensation Elements	Base Salary	Annual Cash Incentive	Equity Programs
			Service-Based Awards	Performance Share Plan	Executive Stock Incentive Plan
Compensation Mix	Fixed	Variable	Fixed	Variable
Recipients	Named Executive Officers		All Named Executive Officers for service-based awards, all U.S. based Named Executive Officers for Performance Share Plan and Executive Stock Incentive Plan.
When Granted	Review Annually	Annually
Form of Delivery	Cash		Equity
Type of Performance	Short Term		Long Term
Performance Period	Ongoing	1-Year	Stock vests over 3 years	Annual performance, stock vests over 3 years	Ongoing performance, stock vests over 2 years after goal achieved
Vesting	Immediate	1-Year	3-Years	3-Years	Over 2 years after goal achieved
How Payout is Determined	Compensation Committee Recommends to Board	Quantitative based on performance against goals	Formula Based (Percentage of Salary)	Annual Performance	Multi-Year Performance
Performance Metrics	Performance Assessment	EVA / EBITDA	NA	EBITDA	Revenue Growth
At-Risk Compensation Mix
The graphics below illustrate the mix of 2025 fixed pay (base salary) and at-risk pay incentives (cash incentive compensation and equity awards), presented at target, for our Chief Executive Officer and the average for our other Named Executive Officers. At-risk pay incentives constitute the majority of the total compensation package for our Named Executive Officers, consistent with a pay-for-performance compensation philosophy, as discussed above. We believe that linking a substantial portion of our Named Executive
Officers’ total compensation to at-risk pay rewards the achievement of key short- and long-term performance goals and strongly aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. A larger portion of our Chief Executive Officer’s total compensation was linked to at-risk pay as compared to the other Named Executive Officers, in recognition of our Chief Executive Officer’s overall responsibility for our corporate performance.

Allient Inc. | 2026 Proxy Statement |	17

Compensation of Named Executive Officers
Setting Executive Compensation
The Compensation Committee of the Board, which is comprised of independent directors, is charged with oversight of the Company’s philosophy, policies and practices regarding annual and incentive compensation plans, equity-based plans and other compensation plans. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.allient.com/investors/corporate-governance/. The Compensation Committee ensures that the total compensation of the Company’s Named Executive Officers and other key management is fair, reasonable and competitive. The Compensation Committee annually evaluates the performance of the Company’s Chief Executive Officer based upon a mix of the achievement of corporate goals and individual performance and makes decisions concerning compensation and benefits for the Chief Executive Officer and, in consultation with the Chief Executive Officer, for the other Named Executive Officers and other key management. The Compensation Committee recommends annual base compensation and incentive compensation targets to the Board, and it also has the authority to make equity awards under the Company’s 2017 Omnibus Incentive Plan and reviews the attainment of annual goals for incentive compensation.
The Compensation Committee meets with Mr. R. Warzala, the Company’s Chief Executive Officer and President, to obtain his recommendations with respect to other Named Executive Officers and key management compensation programs and practices, base salaries, incentive plan targets and equity awards. The Compensation Committee considers but is not bound to accept such recommendations. The Compensation Committee discusses Mr. R. Warzala’s compensation with him but makes decisions regarding his recommended compensation without him present. Additionally, Mr. R. Warzala does not participate with respect to setting the compensation of Mr. Stephen Warzala.
The Compensation Committee has authorized Mr. R. Warzala to make salary adjustments for all employees other than
Named Executive Officers and other key management. Additionally, the Compensation Committee has from time to time delegated to Mr. R. Warzala the authority to grant restricted stock awards to employees other than Named Executive Officers or key management in limited annual amounts. Such awards made by Mr. R. Warzala are generally intended to be used for employee recruiting, employee retention and promotion purposes.
Under the direction of the Compensation Committee, the Company has retained Burke Capital Group, an independent compensation consultant, to prepare a study that provided input on trends in executive compensation and an outside perspective on the Company’s executive compensation philosophy, programs and practices, while periodically assisting with the Compensation Committee’s peer group benchmarking analysis.
The Compensation Committee has the sole authority to retain and terminate the compensation consultant and to approve the compensation consultant’s fees and all other terms of the engagement. The Compensation Committee exercised this authority to engage Burke Capital Group.
The Compensation Committee regularly reviews the independence of, and services provided by its outside consultants and has concluded that Burke Capital Group is independent in providing executive compensation consulting services. The Compensation Committee reviews its relationship with Burke Capital Group at least annually and in 2025 determined that Burke Capital Group’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC and the Nasdaq Global Market.
The Company made no material changes to its compensation program for Named Executive Officers for 2025.
Peer Group Analysis
In 2025, the Compensation Committee relied on a Peer Group Analysis prepared by Burke Capital Group to evaluate compensation levels for Named Executive Officers. The Peer Group recommended by Burke Capital Group and used by the Compensation Committee is based on similarly sized manufacturing companies. Burke Capital Group analyzed competitive total direct compensation at the Peer Companies, as disclosed in their proxy statements for prior years. The Compensation Committee periodically evaluates the appropriateness of the Peer Group (based on merger and acquisition activity, growth, business focus, etc.). The members of the Peer Group for the purposes of setting 2025 compensation were as follows:

Astronics Corporation CECO Environmental Corp. Columbus McKinnon Corporation CTS Corporation Helios Technologies Inc. Lindsay Corporation	LSI Industries, Inc. Preformed Line Products Co. Proto Labs, Inc. Shoals Technologies Group, Inc. Standex International Corporation Thermon Group Holdings, Inc.
Elements of Compensation
The key elements and targets of executive compensation are:
•	Base Compensation
•	At market as defined as the 50th percentile
•	Annual Cash Incentive Compensation
•	At market as defined as the 50th percentile for the achievement of Target and above market once Target is achieved
•	Equity Incentive Compensation
•	Above market when performance is achieved

18	| Allient Inc. | 2026 Proxy Statement

Compensation of Named Executive Officers
Base Compensation. Base compensation is comprised of the annual salary and is set at levels sufficient to attract and retain executives. In determining Mr. R. Warzala’s base compensation, the Compensation Committee considers market data, Mr. R. Warzala’s performance and the Company’s performance during the previous year as well as goals and objectives for the current year. In determining other base compensation levels, the Compensation Committee reviews and considers the evaluation and recommendation by Mr. R. Warzala of each Named Executive Officer’s and certain key manager’s performance during the prior year as well as responsibilities for the current year. During the review of base compensation, the Compensation Committee also considers the executive’s or manager’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the individual, his or her past performance and competitive compensation practices both internally and externally.
Annual Cash Incentive Plan. The annual incentive plan is a pay-for-performance cash award plan generally available to all employees of the Company and aligns the interests of executives and employees with those of the Company’s shareholders. The plan promotes a culture of high performance and ownership by employees in which employees are rewarded for improving profitability, achieving operating efficiencies, reducing costs and efficiently employing capital. Awards under the plan are based on the actual Economic Value Added (EVA) achieved as compared against threshold and target EVA performance goals established for each year by the Board of Directors. Certain individuals are compensated based on a combination of business unit and consolidated results. EVA is net operating profit after taxes less a cost of capital charge. If the target EVA is achieved, then the target bonus is paid. If the actual EVA achieved falls between the threshold and the target EVA performance goals, the annual cash incentive plan award equals the target amount multiplied by the pro rata percent of the EVA target achieved (0% to 100% of the target bonus amount). If the actual EVA achieved is greater than the target EVA performance goal, then the annual cash incentive plan award will be greater than 100% of the target amount with the total award being a pro rata percent of the incremental EVA achieved above the target EVA. For 2025, the target incentives as a percentage of base salary were as follows:

Richard S. Warzala President and Chief Executive Officer	125%
James A. Michaud Senior Vice President and Chief Financial Officer	50%
Ashish R. Bendre Vice President and Group President	45%
Helmut D. Pirthauer Vice President and Group President	25%
Stephen R. Warzala Vice President, Chief Growth Officer and Group President	35%

As noted above, the Compensation Committee has designed the Company’s compensation program to provide appropriate compensation opportunities and incentives to the Named Executive Officers. The Compensation Committee reviews cash incentive compensation to ensure that the Company’s management team is appropriately compensated in a manner that measures the Company’s performance and results. The actual amounts paid to each Named Executive Officer for
2025 is included in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.
Equity Incentive Compensation. The equity incentive compensation program is comprised of restricted stock awards that are (i) service-based and vest, assuming continued employment, over a three-year period from the date of grant, (ii) earned upon achievement of certain annually determined performance criteria (PSP) and (iii) earned upon achievement of longer-term performance goals.
(i) Service-Based Awards. The annual service-based restricted stock awards for the Named Executive Officers are equal to a percentage of the officer’s then annual salary divided by the fair market value (closing Company stock price) on the grant date. The service-based awards granted in 2025 are shown below and will vest 1/3 on each on April 1st of 2026, 2027 and 2028, subject to continued service with the Company through the applicable vesting date.

Name	Percentage of Base Salary	Service-Based Awards (#)
Richard S. Warzala	75.0%	23,370
James A. Michaud	22.5%	3,649
Ashish R. Bendre	12.5%	3,107
Helmut D. Pirthauer	20.0%	3,158
Stephen R. Warzala	20.0%	2,233

The number of service-based awards reflected in the above table includes, with respect to Mr. Bendre, a one-time grant made in 2025 of 1,000 service-based restricted stock awards.
(ii) The Performance Share Plan (PSP). The Performance Share Plan is a pay-for-performance incentive program under which restricted stock is awarded annually and is earned upon the achievement of certain annually determined performance criteria. The Compensation Committee uses adjusted EBITDA as the performance criteria under the program as shown below.

Performance Criteria	Threshold	Target
EBITDA of the Company, adjusted to account for business development costs relating to acquisitions,	95% of average adjusted EBITDA for prior three years	105% of average adjusted EBITDA for prior three years

(iii) If the target performance measure is achieved or exceeded, then 100% of the PSP shares will be earned. If the Company’s actual results exceed the target performance goal, then the Compensation Committee will award additional shares of restricted stock under the PSP at the end of the performance period equal to a pro rata percent of the incremental adjusted EBITDA achieved above the target performance goal. If the Company’s actual results are less than the target performance measure but greater than the threshold, then the PSP shares will be earned on a pro rata basis. If the Company’s actual results are less than the threshold, then no PSP shares will be earned. Any

Allient Inc. | 2026 Proxy Statement |	19

Compensation of Named Executive Officers
unearned PSP shares will be forfeited and returned to the Omnibus Incentive Plan and will be available for future awards. The Board of Directors can change the terms of the PSP at any time taking into consideration the relationship of the incentive pay earned to the increase in profitability achieved for any period.
The 2025 PSP awards for the Named Executive Officers are equal to a percentage of the officer’s then annual salary divided by the fair market value (closing Company stock price) on the grant date, as shown below. All shares granted with respect to the 2025 PSP were earned and vest over a three-year period.

Name and Title	Percentage of Base Salary	Target Performance- Based Awards (#)	Additional PSP Awards Earned in Excess of Target (#)
Richard S. Warzala	75.0%	23,379	3,617
James A. Michaud	22.5%	3,649	565
Ashish R. Bendre	12.5%	2,107	1,002
Helmut D. Pirthauer	—	—	—
Stephen R. Warzala	20%	2,233	345

(iv) Executive Stock Incentive Plan (XSIP). The XSIP Plan is a multi-year pay-for-performance incentive program. Awards under the XSIP are based upon the achievement of total Company revenue growth, however, the awards for certain participants are based, in whole or in part, on revenue growth at a specific unit level.
The Committee established revenue targets under the XSIP for both the Company, on a consolidated basis, and for specific units. Awards for the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Growth Officer will be paid at target if the Company’s revenue, on a consolidated basis, increase by 33.3% over the four-year period ending December 31, 2027. The target for the Allient Orion Group has been set at a cumulative revenue increase of 26.7% over the same period.
The XSIP performance criteria will be measured after the end of each year of the performance period and the number of shares that will be granted with respect to a performance period will be calculated based on the Company stock price (closing price) as measured at the beginning of the applicable performance period. When calculating the increase in revenue, the Company will make appropriate adjustments to account for any acquired revenue for which an XSIP award has previously been made. The restricted stock awards will vest over a two-year period after the year of the performance period. If the recipient’s employment with the Company is terminated due to cause or voluntary resignation, any unvested XSIP shares will be forfeited.
The 2025 annual target XSIP for each of the Company’s Named Executive Officers is a percentage of their base compensation as shown below.

Name and Title	Percentage of Base Salary	Revenue Goals
Richard S. Warzala	100%	Corporate
James A. Michaud	30%	Corporate
Ashish R. Bendre	15%	Allient Orion Group
Helmut D. Pirthauer	—	—
Stephen R. Warzala	30%	Corporate

There were no shares earned under the XSIP as a result of not meeting the XSIP revenue goals during 2025.
Beginning in 2026, all elements of the Company’s current equity incentive compensation are being re-designated as the “Stock Incentive Program” and in 2026 such program will be comprised of restricted stock awards that are (i) service-based and vest assuming continued employment, over a three-year period from the date of the grant, (ii) earned based on the achievement of EBITDA-based performance criteria, and (iii) earned upon achievement of revenue-based performance criteria.
Perquisites and Other Benefits
The Company provides Named Executive Officers with perquisites and other benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to executive officers. Mr. R. Warzala is provided with exclusive use of a company automobile, an annual physical and $500,000 of life insurance plus a $24,500 annual payment to be used to purchase additional life insurance for which he may designate the beneficiaries.
The Company generally provides employees with medical, life and disability insurance benefits. All employees in the United States are eligible to participate in the Company’s 401(k) Plan to which employees are allowed to contribute the lesser of up to 60% of their annual salary or the limit prescribed by the Internal Revenue Service. The Company generally matches 100% of the first 3% plus 50% of the next 2% of eligible compensation that is contributed to the Plan. All employee deferral contributions are fully vested upon contribution. Company matching contributions are fully vested after completion of one year of service with the Company. All employees in the United States who are not part of collective bargaining agreements are eligible to participate in the Employee Stock Ownership Plan (“ESOP Plan”) subject to the ESOP Plan provisions. Contributions to the ESOP Plan are based on a percentage of the Company’s income, as determined and defined by the Board of Directors, and are made in newly issued shares of the Company’s common stock.

20	| Allient Inc. | 2026 Proxy Statement

Compensation of Named Executive Officers
Deductibility of Compensation
The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Allient generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees.
The Compensation Committee has not adopted a policy that would have required all compensation to be deductible because the Compensation Committee wants to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation would not be deductible under Section 162(m).
The Compensation Committee will continue to consider tax implications (including the potential lack of deductibility under Section 162(m) when making compensation decisions, but reserves the right to make compensation decisions based on other factors believed to be in the best interests of Allient and our shareholders.
Potential Recoupment of Compensation Due to Misconduct
The Company’s Board has adopted a Clawback Policy in compliance with the final clawback rules adopted by the SEC and the listing standards, as set forth in NASDAQ Listing Rule 5608. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in SEC Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement to correct a material error, in accordance with the applicable rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from the Covered Officers erroneously awarded compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement to correct a material error.
Hedging and Pledging Policy
The Company’s Insider Trading Policy prohibits Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.
Consideration of Most Recent Say on Pay Vote
At the annual meeting of shareholders on May 7, 2025, 96.1% of the shares voted were voted in support of the compensation of our Named Executive Officers, as discussed and disclosed in the 2025 proxy statement. Irrespective of the strong support, the Compensation Committee continues to review the Company’s compensation strategy to ensure that it provides appropriate compensation to the Company’s Named Executive Officers and to further align the interests of management and shareholders.

Allient Inc. | 2026 Proxy Statement |	21

Compensation of Named Executive Officers
Director Compensation in 2025

Under the Company’s director compensation program, which was amended and restated on May 7, 2025, each non-employee director receives an annual cash retainer of $69,300. The chairperson of the Audit Committee receives an additional $19,000 annual cash retainer and other members of the Audit Committee receive an additional annual cash retainer in the amount of $10,000. The Chairperson of the Compensation Committee receives an additional $14,500 annual cash retainer and other members of the Compensation committee will receive an additional annual cash retainer in the amount of $7,500. The Chairperson of the Governance and Nominating Committee receives an additional $12,600 annual cash retainer and other members of the Governance and Nominating Committee will receive an annual cash retainer of $6,500. The Lead Director receives an additional $30,000 annual cash retainer. All cash retainers are payable ratably on a quarterly basis in arrears. Additionally, each non-employee director is reimbursed for his or her expenses in connection with attendance at each meeting.
Non-employee directors also receive a quarterly award of stock under the 2017 Omnibus Incentive Plan. The quarterly award consists of shares of the Company’s common stock with a value of $23,750 as of the date of the annual meeting and on the date of, and as of immediately prior to, each quarterly Board meeting thereafter until the next succeeding annual meeting. The Lead Director receives additional quarterly grants worth $3,750. Directors who are appointed to the Board outside of the annual meeting of shareholders receive a pro rata amount of the quarterly award for the quarter in which the director is elected or appointed.
The following table shows the compensation paid by the Company to each non-employee director for 2025.

Current Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert B. Engel	$85,150	$94,319	$179,469
Richard D. Federico	$119,850	$101,875	$221,725
Steven C. Finch	$85,150	$94,319	$179,469
Nicole R. Tzetzo	$87,750	$94,319	$182,069
Michael R. Winter	$93,150	$94,319	$187,469

(1)	Represents the total grant date fair value of the annual retainer share awards on the date of the award as reported on the Nasdaq Global Market on the date of grant.
Employment Agreements and Related Arrangements

We are a party to the following employment agreements with our Named Executive Officers:
•
Richard S. Warzala. Pursuant to an employment agreement whereby Richard S. Warzala serves as President and Chief Executive Officer, Mr. Warzala is entitled to an annual base salary of not less than $780,000 effective March 1, 2026.

•
James A. Michaud. Pursuant to an employment agreement whereby James A. Michaud serves as Senior Vice President and Chief Financial Officer, Mr. Michaud is entitled to an annual base salary of not less than $425,000 effective March 1, 2026.

•
Ashish R Bendre. Pursuant to an employment agreement whereby Ashish R. Bendre serves as Vice President and President of Allient Orion Group, Mr. Bendre is entitled to an annual base salary of not less than $420,000 effective March 1, 2026.

•
Helmut D. Pirthauer. Pursuant to an employment agreement whereby Helmut D. Pirthauer serves as Vice President and President of Allient Dynamos Group, Mr. Pirthauer is entitled to an annual base salary of not less than €408,000 effective January 1, 2026.

•
Stephen R. Warzala. Pursuant to an employment agreement whereby Stephen R. Warzala serves as Chief Growth Officer and President of Allient Defense Business Unit, Mr. Warzala is entitled to an annual base salary of not less than $295,000 effective March 1, 2026.

Mr. R. Warzala’s employment will remain effective until January 2, 2027. Pursuant to the employment agreements with each of Messrs. Michaud, Bendre, and S. Warzala, each executive serves for a term ending on December 31, 2026, which is automatically extended for additional one-year periods unless either party gives notice of nonrenewal 180 days in advance of the annual renewal date.
Under the terms of Mr. Pirthauer’s employment agreement, the Company may not terminate the employment agreement prior to December 31, 2027 without cause. Thereafter, either party may terminate the agreement as follows: (i) if notice is given between January 1 and June 30, the agreement will terminate at the end of the year and (ii) if notice is given between July 1 and December 31, the agreement will terminate at the end of the sixth full month after notice is given.
Each of our Named Executive Officers is eligible to receive annual incentive bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. Our Named Executive Officers also

22	| Allient Inc. | 2026 Proxy Statement

Compensation of Named Executive Officers
generally entitled to participate in our employee benefit plans. Under the employment agreements, each of our Named Executive Officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of a Company automobile or a monthly automobile allowance.
The Company utilizes stock based awards for short and long-term incentives. In making its determination regarding the grant of stock based awards, the Board considers, among other things, each Named Executive Officer’s responsibilities, efforts and performance in relation to the business plan and forecast, the relationship between the benefits of restricted stock and improving shareholder value, the development and performance of the Company’s products in the marketplace and an increase in the trading price per share of the
Company’s common stock. The Board also considers customary business practices and short and long-term incentive plan benefits granted in comparison to such benefits provided to other executives in similar positions.
Our Named Executive Officers have arrangements that provide for payments and other benefits if the Named Executive Officer’s employment terminates under certain circumstances. We believe that these payments and other benefits are important to recruiting and retaining our Named Executive Officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Potential Payments upon Termination or Change in Control.”
Report of the Human Capital and Compensation Committee
The following Report of the Human Capital and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Human Capital and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

Richard D. Federico, Chair Robert B. Engel Steven C. Finch Nicole R. Tzetzo

Allient Inc. | 2026 Proxy Statement |	23

Compensation of Named Executive Officers
Summary Compensation Table
The following table presents information relating to total compensation of the Named Executive Officers for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Richard S. Warzala President and Chief Executive Officer	2025	$740,000	$1,110,035	$1,615,232	$65,554	$3,530,820
	2024	$707,200	$2,133,120	$—	$67,261	$2,907,581
	2023	$675,000	$2,020,233	$1,564,794	$113,249	$4,373,276
James A. Michaud Senior Vice President and Chief Financial Officer	2025	$385,000	$173,255	$337,219	$31,346	$926,819
	2024	$218,750	$87,137	$—	$25,304	$321,191
Ashish R. Bendre Vice President and Group President	2025	$400,000	$123,780	$184,389	$35,651	$743,820
	2024	$378,000	$245,760	$117,052	$53,197	$794,009
	2023	$378,000	$88,277	$94,010	$51,206	$611,493
Helmut D. Pirthauer(4) Vice President and Group President	2025	$367,036	$74,971	$274,536	$14,555	$731,097
	2024	$351,681	$70,380	$142,126	$13,946	$578,133
	2023	$351,517	$69,027	$139,657	$11,681	$571,882
Stephen R. Warzala Vice President, Chief Growth Officer and Group President	2025	$265,000	$106,023	$160,121	$22,016	$553,159
	2024	$236,000	$247,620	$—	$17,638	$501,258

(1)
The amounts in this column represent the total grant date fair value of stock awards on the date of the award as reported on the Nasdaq Global Market on the date of grant. The awards consist of restricted shares with performance and/or service based vesting conditions.

(2)	The amounts in this column represent the awards earned under the Company’s Annual Cash Incentive Plan for the applicable fiscal year.
(3)	The table below shows the components of this column for 2025. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Group Life Insurance Premiums	Executive Life Insurance Premiums	Executive Disability Premiums	401(k) Contribution	ESOP Contribution	Automobile Related Benefits	Cash Paid In-Lieu of Vacation
Richard S. Warzala	$7,564	$24,500	$2,864	$14,000	$4,098	$12,528	—
James A. Michaud	$3,976	—	—	$14,000	$2,570	$10,800	—
Ashish R. Bendre	$1,548	—	$4,037	$14,000	$4,098	$10,514	$1,454
Helmut D. Pirthauer	—	—	—	—	—	$14,555	—
Stephen R. Warzala	$534	—	—	$9,584	$4,098	$7,800	—

(4)	Mr. Pirthauer’s cash compensation was payable in Euros. For 2025, these Euro amounts have been converted into U.S. dollars at an exchange rate of 1.12934 U.S. dollars per Euro.

24	| Allient Inc. | 2026 Proxy Statement

Compensation of Named Executive Officers
Grants of Plan-Based Awards in 2025
The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2025.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards (#)	Grant Date Fair Value of Stock Awards(4)
		Target($)	Target(#)	Maximum(#)
Richard S. Warzala
Cash Incentive Plan(1)	03/06/25	$925,000	—	—	—	—
Service-Based Awards(2)	03/06/25		—	—	23,379	$555,017
PSP(3)	03/06/25		11,690	23,379	—	$555,017
James A. Michaud
Cash Incentive Plan(1)	03/06/25	$192,500	—	—	—	—
Service-Based Awards(2)	03/06/25		—	—	3,649	$86,627
PSP(3)	03/06/25		1,825	3,649	—	$86,627
Ashish R. Bendre
Cash Incentive Plan(1)	03/06/25	$100,000	—	—	—	—
Service-Based Awards(2)	03/06/25		—	—	3,107	$73,760
PSP(3)	03/06/25		1,054	2,107	—	$50,020
Helmut D. Pirthauer
Cash Incentive Plan(1)	03/06/25	$182,953	—	—	—	—
Service-Based Awards(2)	03/06/25		—	—	3,158	$74,971
Stephen R. Warzala
Cash Incentive Plan(1)	03/06/25	$92,750	—	—	—
Service-Based Awards(2)	03/06/25		—	—	2,233	$53,011
PSP(3)	03/06/25		1,117	2,233	—	$53,011

(1)
As further explained in Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Plan, the executive officers were eligible for a possible cash incentive award for 2025 pursuant to the Plan based on corporate performance. The table reflects the possible target incentive awards based on corporate and/or business unit performance. The target incentive is a percentage of the actual salary earned for the year and was set as follows: Mr. R. Warzala (125%), Mr. Michaud (50%) Mr. Bendre (25%), Mr. Pirthauer (45%) and Mr. S. Warzala (35%) There is no maximum amount under the Plan. The actual amount earned by each Named Executive Officer in 2025 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation, consists of Service-Based Awards that will vest in three equal annual installments beginning in April 2026.

(3)
As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation—The Performance Share Plan above, certain executive officers were eligible for restricted stock awards based on achievement of annual performance goals for 2025. For 2025, all shares granted under the PSP were earned. One-third of the shares vested on April 1, 2026, with the remainder vesting one-third in each of 2027 and 2028, subject to continued employment.

(4)
Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards are based on the closing price of the Company’s common stock as reported on the Nasdaq Global Market on the date of grant.

Allient Inc. | 2026 Proxy Statement |	25

Compensation of Named Executive Officers
Outstanding Equity Awards at 2025 Fiscal Year End
The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard S. Warzala	84,434(3)	$4,538,328	23,379	$1,256,621
James A. Michaud	7,298(4)	$392,268	3,649	$196,134
Ashish R. Bendre	10,322(5)	$554,808	2,107	$113,251
Helmut D. Pirthauer	5,264(6)	$282,940	—	—
Stephen R. Warzala	9,838(7)	$528,793	2,233	$120,024

(1)	Value is based on the closing price of the Company’s common stock of $53.75 on December 31, 2025, as reported on the Nasdaq Global Market.
(2)
Consists of shares of restricted stock granted in 2025 that are subject to future performance goals under the Company’s Performance Share Plan. These shares were earned based on achievement of performance goals for 2025 and the earned award vested one-third on April 1, 2026 with the remainder vesting one-third in each of 2027 and 2028, subject to continued employment.

(3)
Consists of service-based awards, including performance-based awards that were previously earned but remain subject to service-based vesting. Of these shares, 47,369 shares vest in 2026; 21,479 shares vest in 2027; and 15,586 shares vest in 2028, in each case subject to continued employment.

(4)
Consists of service-based awards, including performance-based awards that were previously earned but remain subject to service-based vesting. Of these shares, 2,433 shares vest in 2026; 2,433 shares vest in 2027; and 2,432 shares vest in 2028, in each case subject to continued employment

(5)
Consists of service-based awards, including performance-based awards that were previously earned but remain subject to service-based vesting. Of these shares, 6,006 shares vest in 2026; 2,578 shares vest in 2027; and 1,738 vest in 2028, in each case subject to continued employment.

(6)	Of these shares, 2,377 shares vest in 2026; 1,835 shares vest in 2027; and 1,052 shares vest in 2028, in each case subject to continued employment.
(7)
Consists of service-based awards, including performance-based awards that were previously earned but remain subject to service-based vesting. Of these shares, 5,156 shares vest in 2026; 3,194 shares vest in 2027; and 1,488 shares vest in 2028, in each case subject to continued employment.

Option Exercises and Stock Vested in 2025
The following table provides information regarding restricted stock awards that vested during 2025 for each of the Named Officers. No options were owned or exercised by the Named Officers in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard S. Warzala	71,282	$1,853,123
James A. Michaud	3,652	$154,425
Ashish R. Bendre	5,171	$113,762
Helmut D. Pirthauer	1,997	$43,934
Stephen R. Warzala	5,519	$153,358

26	| Allient Inc. | 2026 Proxy Statement

Compensation of Named Executive Officers
Nonqualified Deferred Compensation
The Company’s Deferred Compensation Plan provides certain key employees with the opportunity to defer the receipt of certain compensation otherwise payable to them. The plan also provides the Board and its committees with another mechanism to provide pay for performance based incentive compensation. Currently, Mr. R. Warzala is the sole participant under the Plan. While deferred, amounts are credited with “earnings” based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2025 was “above market” or “preferential.”
The following table sets forth information relating to the activity in the non-qualified deferred compensation plan during 2025 and the aggregate balance of the account as of December 31, 2025:

Name	Executive Contributions in 2025	Company Contributions in 2025	Aggregate Earnings in 2025	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2025
Richard S. Warzala	—	—	745,119	—	5,399,652

The Company has a deferred compensation arrangement with its Chief Executive Officer. This arrangement provides the Board and its committees with another mechanism to provide pay for performance-based incentive compensation. It also allows the Chief Executive Officer to make certain deferrals into the plan. The amount of the liability is comprised of liabilities from previous contributions.
Pay Ratio Disclosure
Allient and its subsidiaries have approximately 2,478 employees worldwide, with approximately 63% in North America and 29% are located in Europe and the balance are located in Asia-Pacific. Our philosophy is to pay our employees competitively with similar positions in the applicable labor market. By doing so, we believe we maintain a high-quality, stable workforce.
The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules require us to provide the ratio of the annual total compensation of our Chief Executive Officer, to that of an employee whose annual compensation is at the median of all our employees.
Our median-compensated employee was most recently identified in fiscal 2023. We identified the employee with compensation at the median of all employees by using taxable income for 2023 and applied this method consistently across our global employee population. We did not make any cost-of-living adjustments despite the large variety of labor markets in which our employees work, nor did we use any statistical sampling to determine the median employee. For 2024 and 2025, we determined that there were no material changes to the Company’s employee population or compensation arrangements reasonably likely to result in a change in the ratio.
This median employee had a total compensation for 2025 of $44,688. Our Chief Executive Officers’ total 2025 compensation was $3,530,820 as reported in the summary compensation table. Based on this information, the ratio of the annual total compensation was 79:1.
Different methodologies are used by various public companies to determine an estimate of their pay ratio. In addition, no two companies have identical employee populations and compensation programs differ by country even within the same company. The estimate ratio reported should not be used as a basis for comparison between companies.

Allient Inc. | 2026 Proxy Statement |	27

Pay Versus Performance Disclosure
The following table and supporting graphics present information relating to executive compensation and financial performance measures for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021, in satisfaction of Item 402(v) of Regulation S-K. Please see the Compensation Discussion & Analysis for an overview of Allient’s compensation programs.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	EBITDA (in thousands)(6)	Revenue (in thousands)	Adjusted Diluted Earnings Per Share(6)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4,5)
2021	$3,907,236	$6,191,856	$779,180	$1,038,750	$107.39	$116.13	$24,094	$44,456	$403,516	$1.60
2022	$4,663,141	$4,229,571	$786,565	$736,999	$102.77	$98.14	$17,389	$56,859	$502,988	$1.88
2023	$4,373,276	$3,534,648	$687,999	$498,841	$89.50	$137.51	$24,097	$67,151	$578,634	$2.30
2024	$2,907,581	$2,052,586	$560,134	$415,867	$72.26	$148.41	$13,166	$56,045	$529,968	$1.49
2025	$3,530,820	$5,855,732	$738,724	$1,019,365	$160.50	$166.84	$22,034	$67,316	$554,478	$2.17

(1)	Principal Executive Officer (“PEO”) represents Richard S. Warzala, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.
(2)
Named Executive Officers (“NEOs”) represents Ashish R. Bendre, Vice President and President of Allient Orion Group, and Helmut D. Pirthauer, Vice President and President of Allient Dynamos Group for each of the years presented. In the years 2021-2024, Michael R. Leach, Senior Vice President and Robert P. Maida, Senior Vice President and President of Allient Innovum Group were represented as an NEOs. Michael R. Leach retired in June 2024. Robert P. Maida retired in September 2023. In 2023, Kenneth A. May, Chief Technology Officer was represented as an NEO. In 2024 and 2025, James A. Michaud, Senior Vice President and Chief Financial Officer, and Stephen R. Warzala, Chief Growth Officer and President of Allient Defense Business Unit were represented as NEOs.

(3)
Compensation Actually Paid represents the amounts presented in the Summary Compensation Table, modified to adjust the amounts included for equity awards. These modifications are valuation adjustments of Restricted Stock awards, revalued to show the change in fair value as of the reporting date. For detailed reconciliation, please see the tables presented below.

(4)	Value assumes $100 invested on December 31, 2020.

Year	Summary Compensation Table Total for PEO	Minus: Stock Awards Total in Summary Compensation Table for PEO	Plus: Year-over-year change in Fair Value of Outstanding and Unvested Equity Awards	Plus: Fair Value as of the Vesting Date of Equity Awards that Vested during the Year	Compensation Actually Paid to PEO
2021	$3,907,236	$1,648,214	$1,300,034	$2,632,800	$6,191,856
2022	$4,663,141	$2,688,339	$(14,749)	$2,269,518	$4,229,571
2023	$4,373,276	$2,020,233	$(1,381,083)	$2,562,687	$3,534,648
2024	$2,907,581	$2,133,120	$(1,037,531)	$2,315,656	$2,052,586
2025	$3,530,820	$1,110,035	$1,581,825	$1,853,123	$5,855,732

Year	Average Summary Compensation Table Total for NEOs	Minus: Stock Awards Total in Summary Compensation Table for NEO	Plus: Year-over-year change in Fair Value of Outstanding and Unvested Equity Awards	Plus: Fair Value as of the Vesting Date of Equity Awards that Vested during the Year	Compensation Actually Paid to NEOs
2021	$779,180	$168,090	$130,416	$297,244	$1,038,750
2022	$786,565	$221,130	$(66,237)	$237,801	$736,999
2023	$687,999	$197,592	$(220,897)	$229,331	$498,841
2024	$560,134	$207,219	$(68,083)	$131,035	$415,867
2025	$738,724	$119,507	$283,774	$116,374	$1,019,365

(5)	The Peer Group is disclosed in the Performance Graph of SEC Form 10-K, filed March 5, 2026.
(6)
EBITDA, or earnings before interest expense, tax expense (provision), depreciation, and amortization, and Adjusted Diluted Earnings Per Share, are non-GAAP measures, which management believes are important in evaluating the operating results of the Company. EBITDA and Adjusted Diluted Earnings Per Share are non-GAAP financial metrics linked to the annual cash incentive plan. The reconciliation of such is available in the Management’s Discussion & Analysis section of SEC Form 10-K, filed March 5, 2026.

28	| Allient Inc. | 2026 Proxy Statement

Allient utilizes key financial performance metrics in determination of target and actual compensation of the PEO and NEOs. As shown in the above table, as well as the following graphs, Allient utilizes an extensive planning and assessment process to ensure that compensation remains aligned with the overall success of the Company. The Human Capital and Compensation Committee of the Board of Directors maintains oversight and governance over the compensation of the PEO and NEOs.
The following graphs will show the correlation of the key financial metrics to the compensation of the PEO and NEOs.

Compensation Actually Paid vs Total Shareholder Return (TSR)
Compensation Actually Paid (In thousands)
$8,000
$6,000
$4,000
$2,000
$0
Total Shareholder Return (TSR)
$200
$150
$100
$50
$-
2021
2022
2023
2024
2025
Total Shareholder Return (TSR)
Peer Group Total Shareholder Return
CAP to PEO
Average CAP to Non-PEO NEOs

Compensation Actually Paid vs Net Income
Compensation Actually Paid (In thousands)
$8,000
$6,000
$4,000
$2,000
$0
$30,000
$20,000
$10,000
$-
Net Income (In thousands)
2021
2022
2023
2024
2025
Net Income (in thousands)
CAP to PEO
Average CAP to Non-PEO NEOs

Allient Inc. | 2026 Proxy Statement |	29

Compensation Actually Paid vs EBITDA
Compensation Actually Paid
(In thousands)
$8,000
$6,000
$4,000
$2,000
$0
$80,000
$60,000
$40,000
$20,000
$-
EBITDA
2021
202
2023
2024
2025
EBITDA
(in thousands)
CAP to PEO
Average CAP to Non-PEO NEOs

Compensation Actually Paid vs Revenue
Compensation Actually Paid
(In thousands)
$8,000
$6,000
$4,000
$2,000
$0
$800,000
$600,000
$400,000
$200,000
$-
Revenue (In thousands)
2021
2022
2023
2024
2025
Revenue
(in thousands)
CAP to PEO
Average CAP to Non-PEO NEOs

Compensation Actually Paid vs Adjusted Diluted EPS
Compensation Actually Paid (In thousands)
$8,000
$6,000
$4,000
$2,000
$0
Adjusted Diluted EPS
$2.50
$2.00
$1.50
$1.00
$0.50
$-
2021
2022
2023
2024
2025
Adjusted Diluted EPS
CAP to PEO
Average CAP to Non-PEO NEOs

30	| Allient Inc. | 2026 Proxy Statement

Most Important Company Performance Measures for Linking Executive Compensation to Company Performance

Total Shareholder Return
Net Income
EBITDA
Revenue
Adjusted Diluted Earnings Per Share
Allient has provided the above key performance metrics in our tabular and graphical Pay versus Performance information as shown above. In addition to the key performance metrics listed, the Company utilizes several additional metrics, both financial and non-financial, in determination of compensation for the Principal Executive Officer and Named Executive Officers.

Allient Inc. | 2026 Proxy Statement |	31

Potential Payments upon Termination or Change in Control
The following table shows potential payouts under the employment agreements or other arrangements with each Named Executive Officer assuming that employment was terminated in each situation listed in the table and that termination occurred on the last business day of 2025.

Event	Richard S. Warzala	James A. Michaud	Ashish R. Bendre	Helmut D. Pirthauer	Stephen R. Warzala
Death:
Severance Pay	$185,000	$96,250	$100,000	$203,281	$66,250
Annual Cash Incentive Compensation	$1,615,232	$192,500	$100,000	—	$92,750
Performance-Based Stock Awards	$1,256,621	$196,134	$113,251	—	$120,024
Accelerated Service-Based Equity Awards	$4,538,328	$392,268	$554,808	$282,940	$528,793
Total	$7,595,181	$877,151	$868,059	$486,221	$807,816
Disability:
Severance Pay	—	—	—	$203,281	—
Annual Cash Incentive Compensation	$1,615,232	$192,500	$100,000	—	$92,750
Performance-Based Stock Awards	$1,256,621	$196,134	$113,251	—	$120,024
Accelerated Service-Based Equity Awards	$4,538,328	$392,268	$554,808	$282,940	$528,793
Total	$7,410,181	$780,901	$768,059	$486,221	$741,566
Voluntary Resignation without Good Reason or Termination for Cause:
No payments	N/A	N/A	N/A	N/A	N/A
Voluntary Resignation with Good Reason or Involuntary Termination Without Cause:
Severance Pay	$740,000	$385,000	$400,000	$609,843	$265,000
Annual Cash Incentive Compensation	$666,000	—	—	—	—
Performance-Based Stock Awards	$1,256,621	$196,134	$113,251	—	$92,750
Accelerated Service-Based Equity Awards	$4,538,328	$392,268	$554,808	—	$120,024
Healthcare and other Insurance Benefits	$45,000	$45,000	$45,000	—	$45,000
Total	$7,245,949	$1,018,401	$1,113,059	$609,843	$958,816
Voluntary Resignation with Good Reason or Involuntary Termination Without Cause within 90 days prior to or 24 months following a change in control:
Severance Pay	$5,761,985	$577,500	$517,052	$609,843	$357,750
Annual Cash Incentive Compensation	$1,615,232	$192,500	$100,000	—	$92,750
Performance-Based Stock Awards	$1,256,621	$196,134	$113,251	—	$120,024
Accelerated Service-Based Equity Awards	$4,538,328	$392,268	$554,808	—	$528,793
Healthcare and other Insurance Benefits	$370,000	$192,500	$200,000	—	$132,500
Total	$13,542,166	$1,550,901	$1,485,111	$609,843	$1,231,816

Refer to Definitions section below for descriptions of terms used.
Payments upon Retirement. Under the terms of the employment agreement with Messrs. R. Warzala, Michaud, Bendre, and S. Warzala if the executive’s employment terminates as a result of retirement upon attaining age 65 years of age and 10 years of continual employment (or on or after January 2, 2027 for Mr. R. Warzala), the Employment Agreement would entitle him to (i) a cash payment equal to a prorated portion of the target bonus that he would have earned for the fiscal year in which the termination occurred had such termination not occurred; and (ii) immediate vesting of all of his outstanding equity grants and awards that vest on the basis of the passage of continued service only (“Service-Based Awards”) or PSP and XSIP awards that vest on the basis of performance criteria (“Performance-Based Awards”) that have been earned but are still subject to service-based vesting outstanding on the date of retirement. At December 31, 2025, other than Mr. R. Warzala, no Named Executive Officer was eligible for retirement under the terms of his respective employment agreement.
Payments upon Death. Under the terms of the employment agreements with Messrs. R. Warzala, Michaud, Bendre, and S. Warzala, in the event of the executive’s death the executive is entitled to salary continuation to the end of the month containing the date of death and for three subsequent months. In addition, the executive will receive a cash payment equal to a prorated portion of the Annual Cash Incentive bonus that he would have earned for the fiscal year in which the death occurred; and immediate vesting of all of his outstanding Service-Based Awards and Performance-Based Awards that have been earned but are still subject to service-based vesting, and prorated vesting of his unearned Performance-Based Awards. Under the terms of Mr. Pirthauer’s employment agreement, he is entitled to salary continuation to the end of the month containing the date of death and for six subsequent months. In addition, pursuant to the award agreement under the 2017 Omnibus Incentive Plan, Mr. Pirthauer will receive immediate vesting of all of his outstanding Service-Based Awards.

32	| Allient Inc. | 2026 Proxy Statement

Payments upon Disability. Under the terms of Mr. R. Warzala’s employment agreement, in the case of disability, salary is continued until the end of the term of the employment agreement, as adjusted for any compensation payable under any Company paid disability plan, or until long-term disability insurance becomes effective. Benefits are continued as generally provided by the Company to its employees in accordance with the Company’s disability plan. Under the terms of the employment agreements with Messrs. Michaud, Bendre and S. Warzala, the executive is entitled to the benefits under any disability insurance policies maintained by the Company for the benefit of the executive. In addition, Messrs. R. Warzala, Michaud, Bendre, and S. Warzala will receive a cash payment equal to a prorated portion of the Annual Cash Incentive bonus that he would have earned for the fiscal year in which the disability occurred had such disability not occurred; and immediate vesting of all of his outstanding Service-Based Awards and Performance-Based Awards that have been earned but are still subject to service-based vesting, and prorated vesting of his unearned Performance-Based Awards. Under the terms of Mr. Pirthauer’s employment agreement, he is entitled to his base salary for the lesser of six months or the termination of his employment agreement. In addition, pursuant to the award agreement under the 2017 Omnibus Incentive Plan, Mr. Pirthauer will receive immediate vesting of all of his outstanding Service-Based Awards.
Payments upon Voluntary Resignation without Good Reason or Involuntary Termination with Cause. A Named Executive Officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with the Company prior to being eligible for retirement or upon termination for cause.
Payments upon Voluntary Resignation with Good Reason or Involuntary Termination Without Cause. Under the terms of Mr. R. Warzala’s employment agreement, if he is involuntarily terminated without cause or he terminates his employment for good reason, the employment agreement entitles him to: (i) an amount equal to his then current base salary payable in cash over a 12-month period; (ii) a cash payment equal to 90% of Base Salary in lieu of an Annual Cash Incentive bonus for the year in which termination occurs; (iii) continued coverage under the Company’s benefit plans for one year following termination; and (iv) immediate vesting of his Service-Based Awards and Performance-Based Awards that have been earned but are still subject to service-based vesting and, prorated vesting of his unearned Performance-Based Awards.
Under the terms of the employment agreements with Messrs. Michaud, Bendre, and S. Warzala, the executive is entitled to a cash payment equal to 100% of the Executive’s then current base salary. Executive will also be entitled to continued coverage under the Company’s benefit plans for one year following termination at the same premium rates as may be charged from time to time for senior level employees. In addition, the Executive will be entitled to immediate vesting of all of his outstanding Service-Based Awards and Performance-Based Awards that have been earned but are still subject to service-based vesting, and prorated vesting of his unearned Performance-Based Awards.
Under the terms of Mr. Pirthauer’s employment agreement, the Company may not terminate the employment agreement prior to December 31, 2027 without cause. If Mr. Pirthauer is involuntarily terminated without cause after that date, he is entitled to severance pay equal to one and half years’ base salary.
Voluntary Resignation with Good Reason or Involuntary Termination Without Cause within 90 days prior to or 24 months following a change in control. Mr. R. Warzala’s change in control agreement and Messrs. Michaud, Bendre, and S. Warzala’s employment agreements provide for certain payments upon termination of employment resulting within 90 days prior to or 24 months following a change in control of the Company. These agreements only provide benefits if there is both a change in control of the Company and termination of employment other than for cause. If the executive’s employment is terminated by the Company, other than for death, disability or cause, or the executive terminates the agreement for good reason, in each case following a change in control, then the executive will be entitled to certain benefits to be paid as a lump sum in cash.
Under the terms of Mr. R. Warzala’s change in control agreement, he is entitled to (i) a severance payment equal to 2.5 times his annual Base Salary plus the highest amount paid or payable pursuant to the Annual Cash Incentive plan applicable to the executive for any of the 3 prior fiscal years; (ii) a benefit payment equal to 25% of annual salary for 24 months to purchase healthcare and other insurance benefits; (iii) payment of all legal fees and expenses incurred as a result of termination; and (iv) a pro rata payment for the current year benefit pursuant to any annual or long-term incentive plan applicable to the executive for the year that includes the Date of Termination.
Under the terms of the employment agreements with Messrs. Michaud, Bendre, and S. Warzala, the executive is entitled to (i) a cash payment equal to 100% of the executive’s then current Base Salary plus the target Annual Cash Incentive for the year of termination (or if greater, the year immediately preceding the year in which the Change in Control occurred); (ii) an additional amount equal to the executive’s target Annual Cash Incentive for the year of termination; (iii) a benefit payment equal to 25% of annual salary for 24 months to purchase healthcare and other insurance benefits; and (iv) immediate vesting of all of his outstanding Service-Based Awards and Performance-Based Awards that have been earned but are still subject to service-based vesting, and prorated vesting of his unearned Performance-Based Awards.
Under the terms of Mr. Pirthauer’s employment agreement, the Company may not terminate the employment agreement prior to December 31, 2027 without cause. If Mr. Pirthauer is involuntarily terminated without cause after that date, he is entitled to severance pay equal to one and half years’ base salary.

Allient Inc. | 2026 Proxy Statement |	33

Definitions.
“Date of Termination” means (i) thirty days after providing the Notice of Termination for a termination for disability, or (ii) the date specified in the Notice of Termination for a termination for cause, good reason, death or retirement.
“Notice of Termination” means a written notice that indicates the specific termination provision of the change of control agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of employment under the provision indicated.
“Base Salary” means an amount equal to the annual base salary in effect immediately prior to the Notice of Termination.
A “Change in control of the Company” means any of the following: (i) a person (other than any officer or director) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 45% of the combined voting power of the Company’s then outstanding securities; (ii) upon the first purchase of outstanding shares of the Company’s outstanding common stock pursuant to a tender or exchange offer, with certain exceptions; (iii) a change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board during any period of two consecutive years (including, for purposes of computing a majority, those persons approved by a vote of at least two-thirds of the Company directors then still in office who either (1) were directors at the beginning of the period or (2) whose election or nomination for election was previously so approved); (iv) the shareholders of the Company approve a merger or consolidation of the Company, with certain exceptions; or (v) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (excluding a spinoff distribution to shareholders of all or part of the Company’s equity interest in a subsidiary entity).
A termination is for “Cause” if it is for any of the following reasons: (i) an act of dishonesty constituting a felony under the laws of the executive’s domicile resulting or intending to result in gain or personal enrichment at the expense of the Company; (ii) the use of drugs or excessive and habitual use of alcohol either of which substantially affects the executive’s ability to perform their duties with the Company; or
(iii) continued unauthorized and significant absences from duty (with certain exceptions). Notwithstanding the foregoing, the executive will not be deemed to have been terminated for cause unless there is a resolution adopted by at least three-fourths of the full Board of Directors finding that in their good faith opinion the executive was guilty of conduct set forth above and specifying the particulars in detail.
A termination is for “Good Reason” if it is within two years following any of the following events: (i) a change in the executive’s title or corporation office that results in a material diminution of the executive’s authority, duties or responsibilities; the assignment to the executive of any duties inconsistent with their status with the Company; or a substantial adverse alteration in the nature or status of the executive’s responsibilities; (ii) the change of the principal business of the Company (as evidenced by certain conditions) to the extent that the change results in a material negative change to the executive’s duties, conditions under which the duties are performed, or compensation; (iii) a reduction in annual base salary, without the executive’s consent; (iv) the relocation of the executive’s principal office to a location more than 50 miles from the location where such office is located immediately prior to the change in control of the Company; (v) the failure to pay within seven days, without the executive’s consent, any portion of current compensation or installment of deferred compensation under any applicable deferred compensation program (with certain conditions); (vi) the failure to continue any compensation plan or equivalent plan in which the executive participated in immediately prior to a change in control (with certain conditions); (vii) the failure to provide the executive with benefits substantially similar to those provided at the time of the change in control of the Company, the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive the executive of any material fringe benefit provided at the time of the change in control of the Company, or the failure by the Company to provide the number of paid vacation days the executive is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the change in control of the Company; (viii) a breach of duty; or (ix) any termination of employment without a Notice of Termination.

34	| Allient Inc. | 2026 Proxy Statement

CERTAIN TRANSACTIONS AND RELATIONSHIPS
The Company’s Board of Directors is responsible for the review, approval and ratification of transactions between the Company or any of its subsidiaries and a senior officer or director of the Company, members of their immediate family, a shareholder owning in excess of five percent of the Company or an entity which is owned or controlled by one of the foregoing. The Governance and Nominating Committee assists the Board in exercising this authority by reviewing each such transaction and then reporting the results of its review to the Board with, if appropriate, a recommendation to approve, ratify or disallow such transaction.
The Company has entered into an employment agreement with each of the Company’s executive officers. See “Employment Agreements and Related Arrangements” and “Potential Payments Upon Termination or Change in Control” above.
The Company leases certain facilities from a company for which Helmut D. Pirthauer, one of the Company’s executive officers, is a part owner. In connection with such leases, the Company made payments to the lessor of approximately $674,000 during the year ended December 31, 2025. Future minimum lease payments under these leases as of December 31, 2025 are approximately $4,964,000 and is subject to normal price escalation clauses. The Company believes that the terms of the leases above are comparable to the terms that would be available from an unrelated third party under the same or similar circumstances.

Allient Inc. | 2026 Proxy Statement |	35

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of March 11, 2026, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock(1)
FMR LLC 245 Summer Street Boston, MA 02210	2,420,318 (2)	14.3%
Richard S. Warzala 495 Commerce Drive Amherst, NY 14228	1,730,930(3)	10.2%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,007,655(4)	5.9%

(1)	The percentages are based upon 17,018,097 shares of Common Stock outstanding as of the Record Date.
(2)
Based on the information reported in the amended Schedule 13G filed with the SEC on August 6, 2025 by FMR LLC (“FMR”) and Abigail P. Johnson (i) FMR has sole power to vote or direct the vote of 2,419,889 shares of Common Stock, (ii) FMR has sole power to dispose or direct the disposition of 2,420,318 shares of Common Stock, and (iii) Abigail P. Johnson, as director, chairperson and chief executive officer of FMR, has sole power to dispose or direct the disposition of 2,420,318 shares of Common Stock.

(3)
Includes 122,610 shares of Common Stock granted as incentive restricted shares under the Company’s stock incentive plans that have not yet vested and 26,067 shares of Common Stock credited to the Company’s Employee Stock Ownership Plan (“ESOP”) account of Mr. Warzala. Except as set forth in this note (2), does not include shares held by the ESOP as to which Mr. Warzala serves as one of four trustees.

(4)
Based on the information reported in the amended Schedule 13G filed with the SEC on April 17, 2025 by Black Rock, Inc. (“Blackrock”), Blackrock has (i) sole power to vote or direct the vote of 992,026 shares of Common Stock and (ii) sole power to dispose or direct the disposition of 1,007,655 shares of Common Stock.

Security Ownership of Management and Directors
The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of March 11, 2026:

	Amount and Nature of Beneficial Ownership
Name	Common Stock	Unvested Restricted Stock	Total Beneficial Ownership	Percentage of Common Stock(1)
Ashish R. Bendre	13,999	13,354	27,353(2)	*
Robert B. Engel	32,237	—	32,237	*
Richard D. Federico	76,563	—	76,563	*
Steven C. Finch	13,005	—	13,005	*
Kenneth A. May	10,929	9,754	20,683(3)	*
James A. Michaud	2,366	12,657	15,023(4)	*
Helmut D. Pirthauer	39,237	6,816	46,053	*
Nicole R. Tzetzo	14,832	—	14,832	*
Richard S. Warzala	1,608,320	122,610	1,730,930(5)	10.2%
Stephen R. Warzala	139,993	13,036	153,029(6)	*
Michael R. Winter	40,188	—	40,188	*
Employee Stock Ownership Plan	522,511	—	522,511(7)	3.1%
All directors, nominees and executive officers as a group	2,368,616	178,227	2,626,046	15.0%

*	Less than 1.0%.
(1)	The percentages are based upon 17,018,097 shares of Common Stock outstanding as of the Record Date.

36	| Allient Inc. | 2026 Proxy Statement

Ownership of Company Stock
(2)	Includes 1,155 shares of Common Stock credited to the ESOP account of Mr. Bendre.
(3)	Includes 1,228 shares of Common Stock credited to the ESOP account of Mr. May.
(4)	Includes 113 shares of Common Stock credited to the ESOP account of Mr. Michaud.
(5)
Includes 26,067 shares of Common Stock credited to the ESOP account of Mr. R. Warzala. Except as set forth in this note (5), does not include shares held by the ESOP as to which Mr. R. Warzala serves as a trustee. Also includes 112,801 shares held indirectly by one or more family trusts.

(6)
Includes 4,200 shares of Common Stock credited to the ESOP account of Mr. S. Warzala, as well as 112,801 shares held indirectly by one or more family trusts for which Mr. S. Warzala serves as a trustee and has shared voting and dispositive power with respect to such shares.

(7)
Mr. R. Warzala is trustee of the ESOP and could be deemed to have shared investment power over those shares. The ESOP holds an aggregate of 522,511 shares of Common Stock, including 1,155 shares credited to the ESOP account of Mr. Bendre, 1,228 shares credited to the ESOP account of Mr. May, 113 shares credited to the ESOP account of Mr. Michaud, 4,200 shares credited to the ESOP account of Mr. S. Warzala, and 26,067 shares credited to the ESOP account of Mr. R. Warzala, previously reported in this table.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2025 with the exception of Form 4s that were filed late due to a clerical delay on the part of the Company.

Allient Inc. | 2026 Proxy Statement |	37

AUDIT COMMITTEE MATTERS
Audit Committee Report
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
Management is responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP is responsible for performing an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report on those statements.
As members of the Audit Committee, our work is guided by our Audit Committee Charter. The Charter is reviewed annually by the Board of Directors. The Charter is posted on the Company’s website. We have completed all Charter tasks scheduled to be performed in 2025 prior to year-end and all Charter tasks scheduled to be performed in 2026 prior to the filing of this proxy statement. Our work included, among other procedures:
(1) We pre-approved audit and permitted non-audit services of the Company’s independent auditors.
(2) We met with management and the independent auditors on a quarterly basis to discuss financial statements and related reports and to review significant accounting and reporting matters.
(3) We discussed with the independent auditors their independence and the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees.” We received the written disclosures from the independent auditors required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.”
(4) Prior to their publication, we reviewed and discussed with management and the independent auditors the Company’s December 31, 2025, audited financial statements, the related audit report, and the applicable management’s discussion and analysis.
Based on the work referred to above, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Submitted by:

THE AUDIT COMMITTEE

Michael R. Winter, Chairman Robert B. Engel Steven C. Finch

38	| Allient Inc. | 2026 Proxy Statement

Audit Committee Matters
Policy for Pre-Approval of Audit and Permitted Non-Audit Services
The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairman up to $25,000, but the decision is subsequently reported to the Audit Committee.
Auditor Fees and Services
The following table shows fees for the audit and other services provided by Deloitte & Touche LLP for 2025 and 2024.

	2025	2024
Audit Fees(1)	$1,521,308	$1,491,500
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
Total	$1,521,308	$1,491,500

(1)
Audit fees includes amounts related to professional services provided in connection with the audits of the Company’s annual financial statements, including the audit of the Company’s internal control over financial reporting, reviews of the Company’s quarterly financial statements and audit services provided in connection with other regulatory filings.

OTHER MATTERS
Our management does not know of any other matters to come before the 2026 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.
SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Proposals for the Company’s Proxy Material
Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company’s 2027 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 495 Commerce Drive, Amherst, New York 14228, Attention: Secretary, no later than December 1, 2026, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2027 Annual Meeting of Shareholders.
Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material
For any shareholder proposal to be presented in connection with the 2027 Annual Meeting of Shareholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company’s Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received at a reasonable time before the solicitation is made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.
Based upon a meeting date of May 6, 2026 for the 2026 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2027 Annual Meeting of Shareholders should give written notice to the Company’s Secretary not later than March 3, 2027 and not earlier than February 1, 2027.
The specific requirements of these advance notice and eligibility provisions are set forth in Article II of the Company’s Bylaws, a copy of which is available upon request.
Such requests and any shareholder proposals should be sent to the Secretary of the Company at Allient Inc., 495 Commerce Drive, Amherst, New York 14228.

Allient Inc. | 2026 Proxy Statement |	39

Compliance with Universal Proxy Rules for Director Nominations
In addition to satisfying the requirements under the Company’s Bylaws, if a shareholder intends to comply with the universal proxy rules (once effective) and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Secretary of the Company at Allient Inc., 495 Commerce Drive, Amherst, New York 14228 no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2027 annual meeting, no later than March 3, 2027). If the date of the 2027 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2027 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2027 annual meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Nicholas Hoffman Secretary
March 26, 2026

40	| Allient Inc. | 2026 Proxy Statement

ALLIENT INC.
495 COMMERCE DRIVE
AMHERST, NY 14228
ATTN: ALEX COLLICHIO

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALNT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91133-P45800 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIENT INC.

The Board of Directors recommends you vote "FOR" the following proposals:

1. TO ELECT SIX DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS.

Nominees:	For	Against	Abstain
1a. R.B. Engel	☐	☐	☐
1b. R.D. Federico	☐	☐	☐
1c. S.C. Finch	☐	☐	☐
1d. N.R. Tzetzo	☐	☐	☐
1e. R.S. Warzala	☐	☐	☐
1f. M.R. Winter	☐	☐	☐

	For	Against	Abstain
2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐
3. RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V91134-P45800

ALLIENT INC.
Annual Meeting of Shareholders
May 6, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard S. Warzala and Richard D. Federico, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of Allient Inc. (the "Company") may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders of the Company to be held on May 6, 2026 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side